UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2012

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 17, 2012, Kinder Morgan Operating L.P. “A” (“OLP-A”), a subsidiary of Kinder Morgan Energy Partners, L.P. (the “Partnership”), entered into two purchase and sale agreements (the “Agreements”) with Tallgrass Energy Partners, LP (“Tallgrass”), providing for the sale to Tallgrass of Kinder Morgan Interstate Gas Transmission, Trailblazer Pipeline Company, the Casper-Douglas natural gas processing and West Frenchie Draw treating facilities in Wyoming and the Partnership’s 50 percent interest in the Rockies Express Pipeline (“REX” and, collectively, the “Assets”) for approximately $1.8 billion in cash. In March 2012, Kinder Morgan, Inc., which owns the general partner of the Partnership, announced that it had reached an agreement with the U.S. Federal Trade Commission (the “FTC”) to divest the Assets in order to receive regulatory approval for its proposed acquisition of El Paso Corporation. The closing of the transaction is subject to standard closing conditions, including approval of the FTC and, in the case of the interest in REX, expiration or waiver of preferential purchase rights held by the other owners of REX. The transaction is expected to close in the fourth quarter of 2012.

Pursuant to the Agreements, OLP-A has agreed to indemnify Tallgrass and its affiliates and its and their officers, directors, employees, agents, and representatives, but excluding the officers, directors, employees, agents and representatives of REX, against certain losses resulting from any breach of OLP-A’s representations, warranties, covenants or obligations under the Agreements.

The Agreements are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, and this description of the Agreements is qualified in its entirety by reference to such exhibits.

The Agreements have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding their terms and are not intended to provide any other factual information about the Partnership. The representations, warranties and covenants contained in the Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreements.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On August 20, 2012, the Partnership issued a press release relating to the Agreements, which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1*                          Purchase and Sale Agreement, dated as of August 17, 2012, by and between Kinder Morgan Operating L.P. “A” and Tallgrass Energy Partners, LP.

2.2*                          Purchase and Sale Agreement, dated as of August 17, 2012, by and between Kinder Morgan Operating L.P. “A” and Tallgrass Energy Partners, LP.

99.1                           Press Release of Kinder Morgan Energy Partners, L.P. issued August 20, 2012.

*    Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: August 22, 2012			By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of August 17, 2012, by and between Kinder Morgan Operating L.P. “A” and Tallgrass Energy Partners, LP.

2.2*	Purchase and Sale Agreement, dated as of August 17, 2012, by and between Kinder Morgan Operating L.P. “A” and Tallgrass Energy Partners, LP.

99.1	Press Release of Kinder Morgan Energy Partners, L.P. issued August 20, 2012.

*    Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.